Exhibit 3.49(a)
CHARTER
OF
HEALTH HORIZONS OF DECATUR, INC
          The undersigned person, having capacity to contract and acting as the incorporator of a corporation under the Tennessee Business Corporation Act, as amended, adopts the following charter for such corporation:
          1. Name. The name of the Corporation is Health Horizons of Decatur, Inc.
          2. Principal and Registered Offices. The address of the principal and registered offices of the Corporation in the State of Tennessee shall be 5214 Maryland Way, Suite 306, Brentwood, Williamson County, Tennessee 37027.
          3. Registered Agent. The name of the registered agent of the Corporation, located at the registered office set forth above, is Edward W. Karrels.
          4. Nature of Corporation. The Corporation is for profit.
          5. Incorporator. The name and address of the incorporator is J. B. Hardcastle, Jr., Boult, Cummings, Conners & Berry, 222 Third Avenue North, Nashville, Tennessee 37201.
          6. Authorized Stock. The Corporation shall have authority, acting by its Board of Directors, to issue not more than One Thousand (1000) shares.
          7. Indemnification.
          To the maximum extent permitted by law, subject to the limitations contained in this Paragraph 7, the Corporation shall indemnify an individual who is a party to a proceeding because such individual is or was a director or officer of the Corporation against any liability incurred in the proceeding and prior to the disposition thereof, advance the reasonable expenses incurred by such director or officer in connection with the proceeding, except that the Corporation shall not be required to indemnify or advance expenses to any director or officer for liability or expenses incurred in a proceeding initiated by or on behalf of such director or officer or to which such director or officer voluntarily becomes a party other than a suit to enforce indemnification rights. Furthermore, no indemnification under this Paragraph 7 shall be made if a judgment or other final adjudication adverse to the director or officer establishes his liability for (i) a breach of the director’s or officers duty of loyalty to the Corporation or its shareholders, (ii) any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, or (iii) any unlawful distributions described in Section 48-18-304 of the Tennessee Business Corporation Act, as amended, (the “Act”). No indemnification shall be made by the Corporation for any amount paid in settlement without the corporation’s prior written consent.
          A director’s or officer’s rights to advancement of expenses are conditioned upon the director’s or officer’s furnishing the Corporation: (i) a written affirmation, personally signed by or on behalf of the director or officer of the good faith belief that he conducted himself in good faith and in the reasonable belief that his conduct was not opposed to the Corporation’s best interests and, in the case of a criminal proceeding, had no reasonable cause to believe his conduct was unlawful, and (ii) written opinion of counsel for the director or officer in the proceeding to the effect that, based on facts known to such counsel, it is reasonably possible that the director or officer will not be found liable contrary to his affirmation and (iii) a written undertaking (in the form of an unlimited general obligation of the director or officer, which need not be secured) personally signed by or on behalf of the director or officer to repay any advances, if a judgment or final adjudication adverse to the director or officer establishes his liability (Illegible) to his affirmation.
           An administration on behalf of the Corporation of whether a director or officer is entitled to indemnification or advancement of expenses under this Illegible shall be made by the board of directors or a committee thereof or by independent special legal counsel in accordance with the provisions of Section 48-18-506 of the Act. A director’s or officers rights to indemnification and advancement of expenses as provided in this Paragraph 7 are intended to be greater than those which are otherwise provided for in the Act notwithstanding a failure to meet the standard of conduct required for permissive indemnification under the Act, are contractual in nature between the Corporation and the director or officer, and are mandatory. A director’s or officer’s rights to indemnification and advancement of expenses under this Paragraph 7 shall not be exclusive of other rights to which a director or officer may be entitled under an insurance policy, the Act, a resolution of the shareholders or directors of the Corporation, or an agreement providing for indemnification. Any repeal or modification of the provisions of this Paragraph 7, directly or by the adoption of an inconsistent provision of this charter, shall not adversely affect any right or protection set forth herein existing in favor of a particular individual at the time of such repeal or modification.
          8. Limitation of Directorial Liability.
               (a) No person who is or was a director of this Corporation, nor his heirs, executors or administrators, shall be personally liable to this Corporation or its shareholders, and no such person may be sued by the Corporation or its shareholders, for monetary damages for breach of fiduciary duty as a director; provided, however, that this provision shall not eliminate or limit the liability of any such party (i) for any breach of a director’s duty of loyalty to the Corporation or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) for unlawful distributions under Section 48-18-304 of the Tennessee Business Corporation Act, as amended from time to time.

                (b) Any repeal or modification of the provisions of this Paragraph 8, directly or by the adoption of an inconsistent provision of this charter, shall not adversely affect any right or protection set forth herein in favor of a particular individual at the time of such repeal or modification.
Dated: April 8th, 1992.

/s/ J. B. Hardcastle
J. B. Hardcastle, Jr., Incorporator

For Office Use Only State of Tennessee Department of State Corporate Filings 312 Eighth Avenue North 6th Floor, William R. Snodgrass Tower Nashville, TN 37243 ARTICLES OF AMENDMENT TO THE CHARTER (For-Profit) CORPORATE CONTROL NUMBER (IF KNOWN) 0252157 PURSUANT TO THE PROVISIONS OF SECTION 48-20-106 OF THE TENNESSEE BUSINESS CORPORATION ACT, THE UNDERSIGNED CORPORATION ADOPTS THE FOLLOWING ARTICLES OF AMENDMENT TO ITS CHARTER: 1. PLEASE INSERT THE NAME OF THE CORPORATION AS IT APPEARS OF RECORD: Health Horizons of Decatur, Inc. IF CHANGING THE NAME, INSERT THE NEW NAME ON THE LINE BELOW: USP Decatur, Inc. 2. PLEASE MARK THE BLOCK THAT APPLIES: AMENDMENT IS TO BE EFFECTIVE WHEN FILED BY THE SECRETARY OF STATE. AMENDMENT IS TO BE EFFECTIVE, (MONTH, DAY, YEAR) (NOT TO BE LATER THAN THE 90TH DAY AFTER THE DATE THIS DOCUMENT IS FILED.) IF NEITHER BLOCK IS CHECKED, THE AMENDMENT WILL BE EFFECTIVE AT THE TIME OF FILING. 3. PLEASE INSERT ANY CHANGES THAT APPLY: A. PRINCIPAL ADDRESS: 15305 Dallas Parkway, Suite 1600 STREET ADDRESS Addison TX Dallas County 75001 CITY STATE/COUNTY ZIPCODE B. REGISTERED AGENT: C. REGISTERED ADDRESS: STREET ADDRESS TN CITY STATE ZIPCODE COUNTY D. OTHER CHANGES: 4. THE CORPORATION IS FOR PROFIT. 5. THE MANNER (IF NOT SET FORTH IN THE AMENDMENT) FOR IMPLEMENTATION OF ANY EXCHANGE, RECLASSIFICATION, OR CANCELLATION OF ISSUED SHARES IS AS FOLLOWS: 6. THE AMENDMENT WAS DULY ADOPTED ON 1/5/04 (MONTH, DAY, YEAR) BY (Please mark block that applies): THE INCORPORATORS WITHOUT SHAREHOLDER ACTION, AS SUCH WAS NOT REQUIRED. THE BOARD OF DIRECTORS WITHOUT SHAREHOLDER APPROVAL, AS SUCH WAS NOT REQUIRED. THE SHAREHOLDERS. Asst. Secretary SIGNER'S CAPACITY SIGNATURE January 19, 2004 Alex Jenkins DATE NAME OF SIGNER (TYPED OR PRINTED) SS-4421 (Rev. 10/01) Filing Fee: $20.00 RDA 1678

SECRETARY OF STATE
DIVISION OF BUSINESS SERVICES
312 Eighth Avenue North
6th Floor, William R. Snodgrass Tower
Nashville, TN 37243
MASS CHANGE OF REGISTERED OFFICE (BY AGENT)
Pursuant to the provisions of Sections 48-15-102 and 48-25-108 of the Tennessee Business Corporation Act, Sections 48-55-102 and 48-65-108 of the Tennessee Nonprofit Corporation Act, Section 48-208-102 of the Tennessee Limited Liability Company Act, Sections 61-2-104 and 61-2-904 of the Tennessee Revised Uniform Limited Partnership Act, and Section 61-1-144 of the Tennessee Uniform Limited Partnership Act, the undersigned registered agent hereby submits this application to change its business address and the registered office address of the businesses noted below:
1.	The names of the affected corporations, limited liability companies, limited partnerships and limited liability partnerships are identified in the attached list (Illegible) S.O.S. control numbers, which list is incorporated herein by reference.

2.	The street address of its current registered office of record is 530 Gay Street, (Illegible) 37902.

3.	The name of the current registered agent is C T CORPORATION SYS:

4.	The street address (including county) of the new registered office is:
(Illegible) S. Gay Street, Suite 2021, Knoxville, TN 37929-9710 (Knox)
5.	After the change, the street addresses of the registered office and the business office of the registered agent will be identical.

6.	The corporations, limited liability companies, limited partnerships and limited liability partnerships (Illegible) in the attached list, and which are companies active on the records of C T Corporation System, have been notified of (Illegible) change of address for the registered office.

7.	The change submitted for the business entities for which C T Corporation System does not provide active statutory representation services is filed for State administrative purposes using information provided by the State. C T Corporation System disclaims (Illegible) of , and responsibility for, any companies for which C T Corporation System does not provide active services.

9/24/04	/s/ Kenneth J. Uva
Signature Date	Signature of Registered Agent
Kenneth J. Uva, Vice President Printed or Typed Name